Exhibit 10.1

EMPLOYMENT AGREEMENT AMENDMENT

AMENDMENT dated as of March 14, 2013 to the EMPLOYMENT AGREEMENT dated as of September 30, 2011 among Ethan Allen Interiors Inc., Ethan Allen Global, Inc. and M. Farooq Kathwari.

The parties agree as follows:

1.     Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Employment Agreement.

2.     The Employment Agreement is hereby amended by adding a new Section 5.2(d) to read in its entirety as follows:

“(d)     Notwithstanding any provision of this agreement to the contrary, for each fiscal year ending on or after June 30, 2013 during the term of this Agreement (without regard to any renewals or extensions), to the extent that the Executive’s Annual Incentive Bonus would otherwise exceed $1,200,000, such Annual Incentive Bonus shall be equal to $1,200,000 plus one half of such excess.”

3.     This Amendment shall be construed in accordance with and governed by the law of the State of New York, applied without reference to principles of conflicts of laws. The Corporation, the Subsidiary and the Executive knowingly and voluntarily are waiving any rights to a jury trial.

4.     This Amendment may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

5.     Except as expressly set forth herein, the Employment Agreement shall remain and continue in full force and effect.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

EXECUTIVE

___________________________________
M. Farooq Kathwari

ETHAN ALLEN INTERIORS INC.

ETHAN ALLEN GLOBAL, INC.

By:________________________________

Name: Kristin Gamble
Title:    Chairperson, Compensation Committee